Exhibit 10.20


                                 PROMISSORY NOTE
                                       OF
                               ARADYME CORPORATION

$100,000                                                           June 30, 2005

         ARADYME CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to EnviroFresh, Inc, an accredited investor (the "Noteholder"), or its assigns, the sum of $100,000 pursuant to the Agreement of even date herewith between Noteholder and the Company, plus interest accrued on unpaid principal at a rate of ten percent (10%) per annum from the date the funds are received, in accordance with this promissory note (the "Note"), until the principal amount hereof and all interest accrued thereon is paid. The principal amount of this Note and the interest accrued thereon shall be payable at the principal offices of the Noteholder or by mail to the registered address of the Noteholder according to the following schedule: On or before August 15, 2005, the principal amount and accrued interest as of that date shall be due and payable, or on the earlier to occur of (i) a default under this Note in accordance with section 3 below, or (ii) the date five days after the date of any breach by the Company of any agreement with the Noteholder and/or any affiliate of the Noteholder.

         The following is a statement of the rights of the Noteholder and the conditions to which this Note is subject and to which the Noteholder hereof, by the acceptance of this Note, agrees:

         1. Definitions. The following definitions shall apply for all purposes of this Note:

                  1.1 "Company" shall mean the Company as defined above and includes any corporation that shall succeed to or assume the obligations of the Company under this Note.

                  1.2 "Noteholder" or similar term, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

         2. Payment. The Company shall have the right at any time to prepay any or all of the principal amount or accrued interest on this Note prior to the maturity date of the Note.

         3. Default. The Company will be in default if the Company fails to make any payment when due hereunder. The Company will also be in default if any of the following occurs and such default is not cured within a 10-day period after the Noteholder has given the Company written notice of such default:

                  (a) the Company breaches any material obligation to the Noteholder hereunder;

                  (b) a receiver is appointed for any part of the Company's property, the Company makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Company or against the Company under any bankruptcy or insolvency laws; or

                  (c) the Company suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

         4. Security and Collateral. As security and collateral for amounts advanced to the Company under this Note, Company grants Noteholder a security position, and pledges the Company's Account Receivable, up to the amount due under this Note, as collateral for advancing the funds on this Note.

         5. Waiver and Amendment. Any provision of this Note may be amended, waived, modified, discharged, or terminated solely upon the written consent of both the Company and the Noteholder.

         6. Assignment; Binding upon Successors and Assigns. The Company may not assign any of its obligations hereunder without the prior written consent of Noteholder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

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         7. Waiver of Notice; Attorneys' Fees. The Company and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest, and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Noteholder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which it may be entitled. Noteholder will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

         8. Construction of Note. The terms of this Note have been negotiated by the Company, the original Noteholder, and their respective attorneys, and the language hereof will not be construed for or against either the Company or the Noteholder. Unless otherwise explicitly set forth, a reference to a section will mean a section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note, which will be considered as a whole.

         9. Notices. Any notice, demand, request or other communication permitted or required under this Note shall be in writing and shall be deemed to have been given (a) as of the date so delivered if personally served; (b) as of the date so sent if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; (c) as of the date of sent if sent by electronic mail and receipt is acknowledged by the recipient; (d) one day after the date so sent if delivered by overnight courier service; or (e) three days after the date so mailed if mailed by certified mail, return receipt requested, addressed as follows:

         To the Company, as follows:        Aradyme Corporation
                                            Attn. James R. Spencer
                                            1255 North Research Way, Suite Q3500
                                            Orem, Utah 84097
                                            Telephone:  (801) 705-5000
                                            Facsimile:  (801) 705-5001
                                            E-mail: scott.mayfield@aradyme.com

         To the Noteholder, as follows:     EnviroFresh, Inc.
                                            5722 South 1300 West
                                            Salt Lake City, UT  84123
                                            Telephone:  (801) 964-2292
                                            Facsimile:  (801) 964-3484
                                            E-mail: mdrasmussen@msn.com

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder.

         10. Governing Law. This Note shall be governed by and construed under the internal laws of the United States and the state of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without reference to principles of conflict of laws or choice of laws.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

                                             ARADYME CORPORATION



                                             By /s/ James R. Spencer
                                               ---------------------------------
                                               James R. Spencer, Chairman & CEO